Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners, L.P. Declares Distribution Increase and Reports Earnings for First Quarter 2015

HOUSTON — (April 29, 2015) - Midcoast Energy Partners, L.P. (NYSE:MEP) (“Midcoast Partners” or “the Partnership”) announced today that the board of directors of its general partner has declared a quarterly cash distribution of $0.3475 per unit, or $1.39 per unit on an annualized basis on all of its outstanding common and subordinated units, for the quarter ended March 31, 2015. The approved distribution represents increases of 1.5 percent over the previous quarter’s distribution and an 11.2 percent increase compared to the first quarter of 2014. The distribution is payable on May 15, 2015, to unitholders of record at the close of business on May 8, 2015.

FIRST QUARTER HIGHLIGHTS

•	Reported first quarter adjusted EBITDA and distributable cash flow of $24.4 and $18.6 million, respectively; distribution coverage of 1.16x.

•	Announced fourth consecutive quarterly cash distribution increase, representing an 11.2 percent increase compared to the first quarter of 2014.

•	Announced updated 2015 financial outlook: reductions in producer drilling programs expected to result in lower full year 2015 system volumes.

•	Execution of plan to reduce annual operating and administrative costs by over $50 million proceeding ahead of schedule.

•	Secured new business opportunities with low-risk, highly certain revenue commercial structures: enhances basin diversification in the Eaglebine and Mississippi Lime plays.

“Midcoast Energy Partners delivered solid financial results in the first quarter, realizing the benefits of the constructive actions we announced at the end of 2014 to strengthen our business. We have made meaningful progress on our plan to realign the Partnership’s cost structure and reduce annual operating and administrative costs by over $50 million. Next, we continue to advance our strategic initiatives of extending our asset footprint and securing accretive growth backed by low-risk, demand-based commercial structures. We are excited about the Eaglebine transactions we announced during the quarter and prospective growth opportunities to complement our entry into this emerging shale play,” said C. Gregory Harper, president for the Partnership.

“While the Partnership’s first quarter financial performance was strong and we are pleased with the progress on our strategic initiatives, low commodity market fundamentals are expected to continue to impact our industry in the near to medium term. Commensurate with the announced reductions in the drilling programs of our natural gas producer customers, we expect volume reductions on our natural gas and NGL systems to materialize through the balance of this year. As such, we are revising our previously communicated 2015 financial guidance. Actions are well underway to strengthen our underlying midstream business to navigate the current commodity price environment and position the Partnership to respond as commodity fundamentals improve. Our commitment to deliver sustainable value and growth to our unitholders over the long-term remains steadfast,” noted Harper.

Updated 2015 Financial Guidance – Based on current commodity market fundamentals and assuming that a drop down opportunity of additional interests in Midcoast Operating, L.P. from its sponsor Enbridge Energy Partners, L.P. in 2015 may not occur under current market conditions, MEP expects full year 2015 adjusted EBITDA and distributable cash flow to be between $80 to $95 million and $50 to $65 million, respectively.

COMPARATIVE EARNINGS STATEMENT

The financial results for the three months ended March 31, 2015 for Midcoast Partners are presented on a consolidated basis. On July 1, 2014, we acquired an additional 12.6 percent interest in Midcoast Operating, L.P. (“Midcoast Operating”). Beginning July 1, 2014, we own a 51.6 percent controlling interest in Midcoast Operating, and for three months ended March 31, 2015, we consolidated the results of operations of Midcoast Operating and recorded a 48.4 percent non-controlling interest deduction for Enbridge Energy Partner, L.P.’s (“EEP”) retained interest in Midcoast Operating.

COMPARATIVE EARNINGS STATEMENT

	Three months ended
	March 31,
(unaudited, dollars in millions except per unit amounts)	2015	2014
Operating revenue	$873.5	$1,646.9
Operating expenses:
Cost of natural gas and natural gas liquids	779.1	1,488.7
Operating and maintenance	63.4	81.7
General and administrative	21.0	27.2
Depreciation and amortization	38.3	37.0

Operating income (loss)	(28.3)	12.3
Interest expense	6.7	3.3
Other income (expense)	5.7	(1.3)

Income (loss) before income tax expense	(29.3)	7.7
Income tax expense	0.8	1.0

Net income (loss)	(30.1)	6.7
Less: Net income (loss) attributable to noncontrolling interest	(10.1)	6.3

Net income (loss) attributable to general and limited partner ownership interest in Midcoast Energy Partners, L.P.	$(20.0)	$0.4

Net income (loss) attributable to limited partners	$(19.6)	$0.4

Weighted average limited partner units (millions)	45.2	45.2

Net income (loss) per limited partner unit (dollars)	$(0.43)	$0.01

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in Midcoast Operating’s financial results, comparing the three month period ended March 31, 2015 with the same periods of 2014. The comparison refers to adjusted operating income, which excludes the effect of non-cash and nonrecurring items (see Non-GAAP Reconciliations section below).

Midcoast Operating	Three months ended
Adjusted Operating Income	March 31,
(unaudited, dollars in millions)	2015	2014
Gathering, Processing and Transportation	$6.9	$(6.2)
Logistics and Marketing	0.2	12.9

Adjusted operating income	7.1	6.7

MEP Corporate	(1.7)	—

Adjusted operating income	$5.4	$6.7

Gathering, Processing and Transportation – First quarter adjusted operating results for the Gathering, Processing and Transportation segment were $13.1 million higher than the same period of 2014. The increase in adjusted operating income was predominantly attributable to higher natural gas system volumes, as prior year volumes were impacted by freeze-offs due to unusual extreme weather conditions in our Anadarko and North Texas asset regions. In addition, lower operating and administrative costs attributable to workforce reductions and other cost savings measures enacted in December of 2014 contributed to higher current period operating income.

Midcoast Operating	Three months ended
Gathering, Processing and Transportation Throughput	March 31,
(MMBtu per day)	2015	2014
East Texas	1,007,000	971,000
Anadarko	831,000	824,000
North Texas	287,000	272,000

Total	2,125,000	2,067,000

NGL Production
(Barrels per day)	2015	2014
Total System Production	81,046	80,899

Logistics and Marketing – First quarter adjusted operating income for the Logistics and Marketing segment was $12.7 million lower than the same period of 2014. The decrease in adjusted operating income was predominantly attributable to lower seasonal optimization opportunities in our natural gas marketing business due to tighter natural gas basis differentials than prior year.

MANAGEMENT REVIEW OF QUARTERLY RESULTS

Midcoast Partners will review its financial results for the quarter ended March 31, 2015 in a live Internet presentation, commencing at 8:30 a.m. Eastern Time on Thursday, April 30, 2015. Interested parties may watch the live webcast at the link provided below. A replay will be available shortly afterward. Presentation slides and condensed financial statements will also be available on the Partnership’s website at the link below.

MEP Events and Presentations:

http://www.midcoastpartners.com/Investor-Relations/Events-and-Presentations/

Webcast link: http://edge.media-server.com/m/p/zpd4tbik

The audio portion of the live presentation will be accessible by telephone at (855) 757-8879 (Passcode: 24933325) and can be replayed until May 14, 2015 by calling (855) 859-2056 (Passcode: 24933325). An audio replay will also be available for download in MP3 format from either of the website addresses above.

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding derivative fair value losses and gains and other nonrecurring items that affect earnings. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Midcoast Energy Partners	Three months ended
Adjusted Earnings	March 31,
(unaudited; dollars in millions except per unit amounts)	2015	2014
Net income (loss) attributable to general and limited partner ownership interests in Midcoast Energy Partners, L.P.	$(20.0)	$0.4
Noncash derivative fair value losses (gains)
-Gathering, Processing and Transportation	8.2	(0.1)
-Logistics and Marketing	9.9	(1.7)
Make-up rights adjustment	(0.3)	0.8
Option premium amortization	(0.7)	(0.3)

Adjusted net loss	$(2.9)	$(0.9)

Adjusted net loss attributable to limited partners	$(2.8)	$(0.9)

Weighted average units (millions)	45.2	45.2

Adjusted net loss per limited partner unit (dollars)	$(0.06)	$(0.02)

Midcoast Operating	Three months ended
Gathering, Processing and Transportation	March 31,
(unaudited; dollars in millions)	2015	2014 (1)
Operating loss	$(7.6)	$(4.9)
Noncash derivative fair value losses (gains)	15.9	(0.3)
Option premium amortization	(1.4)	(1.0)

Adjusted operating income (loss)	$6.9	$(6.2)

(1)	Prior year adjusted operating loss was revised to reclassify make-up rights adjustment to other income.

Midcoast Operating	Three months ended
Logistics and Marketing	March 31,
(unaudited; dollars in millions)	2015	2014
Operating income (loss)	$(19.0)	$17.2
Noncash derivative fair value losses (gains)	19.2	(4.3)

Adjusted operating income	$0.2	$12.9

Adjusted EBITDA

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles. The table also references “MOLP Adjusted EBITDA, inclusive of other cash items”, representing total cash flow generated by Midcoast Operating.

Midcoast Operating	Three months ended
Adjusted EBITDA	March 31,
(unaudited; dollars in millions)	2015	2014
Net cash provided by operating activities	$168.2	$213.8
Changes in operating assets and liabilities, net of cash acquired	(124.0)	(170.8)
Income tax expense	0.8	1.0
Interest expense	6.7	3.3
Option premium amortization	(1.4)	(1.0)
Other	(1.5)	(1.0)
Adjusted EBITDA attributable to EEP retained interest	(24.4)	(28.4)

Adjusted EBITDA attributable to MEP (1)	24.4	16.9

Adjusted EBITDA attributable to EEP retained interest	24.4	28.4
Other	1.7	1.2

Adjusted EBITDA attributable to MOLP (1)	$50.5	$46.5

G&A abatement	6.3	6.3
Texas Express distributions in excess of equity earnings	3.0	—

MOLP adjusted EBITDA, inclusive of other cash items (1)	$59.8	$52.8

(1)	Adjusted EBITDA attributable to MEP is inclusive of public partnership expenses. However, Adjusted EBITDA attributable to MOLP is not inclusive of public partnership expenses attributable to MEP.

Midcoast Partners	Three months ended
Adjusted EBITDA	March 31,
(unaudited; dollars in millions)	2015	2014
Net cash provided by operating activities	$168.2	$213.8
Changes in operating assets and liabilities, net of cash acquired	(124.0)	(170.8)
Income tax expense	0.8	1.0
Interest expense	6.7	3.3
Option premium amortization	(1.4)	(1.0)
Other	(1.5)	(1.0)
Adjusted EBITDA attributable to EEP retained interest	(24.4)	(28.4)

Adjusted EBITDA attributable to MEP	24.4	16.9

Maintenance capital expenditures	(3.1)	(4.9)
Income tax expense (1)	(0.8)	(0.1)
Interest expense (1)	(6.7)	(2.0)
G&A abatement	3.3	2.4
Texas Express distribution in excess of equity earnings	1.5	—

Distributable cash flow	$18.6	$12.3

(1)	Effective for the three month period ended March 31, 2015, distributable cash flow will reflect the accrued amounts for interest and taxes. Prior periods reflected such amounts on a cash basis.

About Midcoast Energy Partners, L.P.

Midcoast Energy Partners, L.P. (NYSE: MEP), is a limited partnership formed by EEP to serve as EEP’s primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. Our assets consist of a 51.6 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of Midcoast Operating’s general partner, we control, manage and operate these systems.

EEP owns 100 percent of Midcoast Holdings, LLC, the general partner of Midcoast Partners and holds an approximate 54 percent interest in Midcoast Partners. EEP owns and operates a diversified portfolio of crude oil and, through Midcoast Partners, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. EEP is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

Forward Looking Statements

This presentation includes forward-looking statements, which are statements that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “should,” “strategy,” “opportunity,” “target,” “will” and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the ability of Midcoast Energy Partners, L.P. (the “Partnership”) to control or predict. The Partnership’s forward looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, project approval and support, weather, economic conditions, interest rates and commodity prices, including but not limited to the following specific factors that could cause actual results to differ from those in the forward-looking statements: (1) changes in the demand for or the supply of, forecast data for, and price trends related to natural gas, natural gas liquids and crude oil and the response by natural gas and crude oil producers to changes in any of these factors; (2) the Partnership’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline and gathering systems, as well as other processing and treating plants; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to the Partnership’s rates; (7) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance; and (8) cost overruns and delays on construction projects resulting from numerous factors.

Forward-looking statements regarding “drop-down” opportunities are further qualified by the fact that Enbridge Energy Partners, L.P. is under no obligation to offer to sell us additional interests in Midcoast Operating, L.P., and we are under no obligation to buy any such additional interests. As a result, we do not know when or if any such additional interests will be purchased.

Except to the extent required by law, we assume no obligation to publically update or revise any forward looking statements, whether as a result of new information, future events or otherwise. In addition to the risks listed above, other risks include those detailed from time to time in the Partnership’s Securities and Exchange Commission, or SEC, reports, including, without limitation, in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequently filed Quarterly Report on Form 10-Q, or Current Report on Form 8-K, which filings are available to the public at the SEC’s website (www.sec.gov).

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad, CFA	Terri Larson, APR

Investment Community	Media

Toll-free: (855) MEP-7222 or (855) 637-7222	Telephone: (877) 496-8142

E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

# # #